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IDS Life Variable Account for Smith Barney
Registration No. 33-5210/811-4652

3.          Financial Statement Schedules and Report of Independent
            Auditors.

5.          Financial Data Schedules.
               IDS Life Variable Account for Smith Barney
               IDS Life Insurance Company

7.(c)       Consent of Independent Auditors.

7.(d)       Power of Attorney.